Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. www.WhiteRiverCap.com (AMEX: RVR)

Contact:	Mark R. Ruh President & Chief Operating Officer	Martin J. Szumski Chief Financial Officer

Address:	1445 Brookville Way Suite I Indianapolis, IN 46239	1445 Brookville Way Suite I Indianapolis, IN 46239

Phone:	(317) 806-2166 x 6468	(858) 759-6057

April 29, 2008

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE FIRST QUARTER 2008

•	Net Income for the First Quarter of 2008 Totaled $3.7 million
•	Book Value per Share $29.60; Tangible Book Value per Share $20.67

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) (“White River”) today announced net income for the first quarter 2008 was $3.7 million ($0.95 per diluted share) compared to fourth quarter 2007 net income of $1.6 million ($0.42 per diluted share) and first quarter 2007 net income of $7.0 million ($1.78 per diluted share). The results for the first quarter of 2008 are due to the following:

o	$2.0 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$4.5 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$0.6 million of operating expenses at the holding company, and an income tax expense of $2.1 million.

Mark Ruh, President and Chief Operating Officer, stated, "White River had an excellent first quarter in a difficult economic environment. Delinquency and charge-off trends were favorable for both the Coastal Credit and UAC portfolios. Coastal Credit’s net charge offs decreased during the first quarter while 30+ day delinquency continued to decrease to 3.8% at March 31, 2008 compared to 4.1% at December 31, 2007 and 4.3% at September 30, 2007. Coastal Credit’s allowance for loan losses to total loans was 7.02% on March 31, 2008 compared to 7.04% on December 31, 2007 and 6.28% on September 30, 2007. While we remain cautious, we believe Coastal Credit is well reserved for the current economic environment.”

Mr. Ruh continued, “The UAC portfolio continues to liquidate as expected and net portfolio recoveries have continued for fourteen straight months. The $7.3 million balance of the UAC portfolio remaining on March 31 represents only 0.1% of $5.66 billion in originally securitized receivables and we project less than $1 million of receivables remaining by December 31, 2008.”

Martin Szumski, Chief Financial Officer, commented, "White River now has equity of $114.5 million and tangible equity is now $80.0 million.  These values translate into a book value per share of $29.60 and a tangible book value per share of $20.67. Our tangible equity is now 63.2% of tangible assets. Our reserve coverage, strong capital position and $26.8 million of borrowing availability position us to take advantage of growth opportunities as they arise.”

ACCRETION AND OTHER INTEREST

Accretion and other interest decreased to $3.6 million compared to $10.3 million for the first quarters of 2008 and 2007, respectively. Accretion and other interest decreased during these periods due to the reduction of UAC’s recognition of accretion income associated with its shrinking portfolio.

PROVISION FOR ESTIMATED CREDIT LOSSES

The provision for estimated credit losses was $1.2 million compared to $0.6 million for the quarters ended March 31, 2008 and 2007, respectively.

The following table documents the quarterly provision and allowance for loan losses at Coastal Credit:

	Quarterly Provision (in millions)	Allowance for Loan Losses
1st Quarter 2008	$1.6	7.02%
4th Quarter 2007	$3.2	7.04%
3rd Quarter 2007	$2.0	6.28%
2nd Quarter 2007	$1.7	5.84%
1st Quarter 2007	$1.4	5.97%

This provision for estimated credit losses at Coastal Credit reflects management’s assessment of the reserves necessary for the current credit environment given the decrease in net charge-offs during the quarter.

The recovery at UAC for the first quarter of 2008 was $0.4 million compared to a recovery for the first quarter of 2007 of $0.8 million, respectively. The decrease in recovery reflects the shrinking UAC portfolio and the reserves necessary during the portfolio liquidation.

INCOME TAX EXPENSE

White River recognized a $2.1 million income tax expense during the first quarter 2008 compared to a $4.0 million income tax expense during the first quarter 2007.

Prior to the fourth quarter 2006, White River calculated the deferred tax asset valuation allowance based on the estimated taxable income for the future five-year period and made quarterly adjustments as required.  These adjustments were reflected as income tax benefits. However, during the fourth quarter 2006, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, White River determined it was “more likely than not” that it would utilize the majority of its deferred tax asset as a result of the successful integration of Coastal Credit, the strong performance of the liquidating UAC portfolio and the sound cash position of the holding company.  Thus, the majority of the deferred tax asset valuation allowance was removed during the fourth quarter 2006 and a $37.8 million income tax benefit was realized. There remains a $1.1 million valuation allowance on the deferred tax asset primarily related to state tax net operating losses. Because of this recognition of the majority of the deferred tax asset, beginning with the first quarter 2007 and in the future when pre-tax income is generated, income tax expense will be recognized on White River’s statement of operations.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit and UAC portfolios:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	March 31, 2008		December 31, 2007
	$	%	$	%

Finance receivables - gross balance	$101,618		$101,948

Delinquencies:
30-59 days	$998	1.0%	$1,564	1.5%
60-89 days	875	0.9%	1,002	1.0%
90+ days	1,950	1.9%	1,626	1.6%
Total delinquencies	$3,823	3.8%	$4,192	4.1%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended March 31,
	2008	2007

Balance at beginning of period	$6,810	$5,694
Charge-offs, net of recoveries	(1,609)	(1,440)
Provision for estimated credit losses	1,609	1,440

Balance at the end of the period	$6,810	$5,694

Net charge-offs	$1,609	$1,440
Finance receivables, net of unearned finance charges	$96,945	$98,357

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	7.02%	5.79%

Annualized net charge-offs as a percent of finance receivables, net of unearned finance charges	6.64%	5.86%

Allowance for loan losses as a percent of annualized net charge-offs	105.81%	98.85%

Union Acceptance Company LLC
Delinquency Rates - Finance Receivables
(in thousands except percentages)

	March 31, 2008		December 31, 2007
	$	%	$	%

Finance receivables principal balance	$7,311		$12,572

Delinquencies:
30-59 days	$531	7.3%	$1,179	9.4%
60-89 days	194	2.7%	467	3.7%
90+ days	101	1.4%	149	1.2%
Total delinquencies	$826	11.3%	$1,795	14.3%

Union Acceptance Company LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended March 31,
	2008	2007

Balance at the beginning of period	$222	$1,617
Charge-offs	(331)	(1,088)
Recoveries	534	1,155
Recovery for estimated credit losses	(412)	(803)

Balance at the end of the period	$13	$881

Net recoveries	$(203)	$(67)
Finance receivables	$7,311	$18,078

Allowance for loan losses as a percent of finance receivables	0.18%	4.87%

Annualized net charge-offs as a percent of finance receivables	-11.11%	-1.48%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks.  Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 20 states – Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas, Virginia and Washington – through its 17 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $96.9 million at March 31, 2008.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of $6.9 million in non-prime auto receivables, as of March 31, 2008.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2007,
o	its Proxy Statement on Schedule 14A dated April 10, 2008, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	March 31, 2008	December 31, 2007

Cash and cash equivalents	$3,538	$3,785
Finance receivables—net	86,353	90,725
Goodwill	34,536	34,536
Deferred tax assets—net	35,241	36,031
Other assets	1,465	1,488

TOTAL	$161,133	$166,565

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Line of credit	44,000	50,000
Accrued interest	229	351
Creditor notes payable	784	1,324
Other payables and accrued expenses	1,600	2,093

Total liabilities	46,613	53,768

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,869,333 and 3,843,087issued and outstanding at March 31, 2008 andDecember 31, 2007, respectively	180,228	179,976
Warrants, 150,000 outstanding at March 31, 2008and December 31, 2007, respectively	534	534
Accumulated other comprehensive income, net of taxes	2,183	4,437
Accumulated deficit	(68,425)	(72,150)

Total shareholders’ equity	114,520	112,797

TOTAL	$161,133	$166,565

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	March 31, 2008	December 31, 2007

Total shareholders’ equity	$114,520	$112,797
Less goodwill	(34,536)	(34,536)
Tangible book value	$79,984	$78,261

Shares outstanding	3,869,333	3,843,087

Book value per share	$29.60	$29.35
Tangible book value per share	$20.67	$20.36

Assets	$161,133	$166,565
Tangible assets	$126,597	$132,029

Equity/ assets	71.07%	67.72%
Tangible equity/ tangible assets	63.18%	59.28%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended March 31,
	2008	2007
INTEREST:
Interest on receivables	$8,070	$8,147
Accretion and other interest	3,565	10,317

Total interest income	11,635	18,464

Interest expense	(832)	(1,990)

Net interest margin	10,803	16,474

Provision for estimated credit losses	(1,197)	(637)

Net interest margin after provision for estimated credit losses	9,606	15,837

OTHER REVENUES (EXPENSES):
Salaries and benefits	(2,294)	(2,142)
Third party servicing expense	(114)	(218)
Other operating expenses	(1,411)	(1,319)
Bankruptcy costs	-	(6)
Charge to Master Trust—net	-	(1,061)
Change in fair market valuation of creditor notes payable	(46)	(238)
Gain from deficiency account sale	159	41
Other income (expense)	(34)	141

Total other revenues (expenses)	(3,740)	(4,802)

INCOME BEFORE INCOME TAXES	5,866	11,035

INCOME TAX EXPENSE	(2,142)	(4,024)

NET INCOME	$3,724	$7,011

NET INCOME PER COMMON SHARE (BASIC)	$0.96	$1.83

NET INCOME PER COMMON SHARE (DILUTED)	$0.95	$1.78

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,863,507	3,835,458

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,942,503	3,937,280